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         [LETTERHEAD OF MCGUIRE, WOODS, BATTLE & BOOTHE APPEARS HERE]


                                                                     EXHIBIT 5.1



                                 May 19, 1997

Collins & Aikman Floor Coverings, Inc.
311 Smith Industrial Boulevard
Dalton, Georgia 30722

Ladies and Gentlemen:

     We have served as counsel for CAF Holdings, Inc. a Virginia corporation ("Holdings") and CAF Acquisition Corporation ("CAF"), a wholly-owned subsidiary of Holdings, which was merged into Collins & Aikman Floorcoverings, Inc., (the "Company"), a Delaware corporation, on February 6, 1997, in connection with the preparation of a Registration Statement on Form S-4 (Registration No. 333-24699) (the "Registration Statement"). The Registration Statement, which was filed by the Company with the Securities and Exchange Commission (the "Commission") on April 7, 1997, relates to the registration of $100,000,000 aggregate principal amount of the Company's 10% Senior Subordinated Notes due 2007, (the "Exchange Notes"), which are to be offered in exchange for an equivalent principal amount of the Company's currently outstanding 10% Senior Subordinated Notes due 2007, (the "Initial Notes"), all as more fully described in the Registration Statement. The Exchange Notes will be issued by the Company under the terms of the Indenture dated as of February 6, 1997 (the "Indenture"), between CAF and IBJ Schroder Bank & Trust Company, as Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the prospectus ("Prospectus") contained in the Registration Statement.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, in the form initially filed with the Commission,
(ii) the certificates of incorporation, as currently in effect, of the Company,
(iii) the bylaws, as currently in effect, of the Company, and (iv) the Indenture. We have also examined such documents and questions of law as we have deemed necessary to render the opinions expressed herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other
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CAF Holdings, Inc.
Page 2

representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion that:


     1. The issuance and exchange of the Exchange Notes for the Initial Notes has been duly authorized by all requisite corporate action on the part of the Company.

     2. The Exchange Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with its respective terms, when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act, (b) a Prospectus with respect to the Exchange Notes shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (c) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture, and (d) the Exchange Notes have been issued and delivered in exchange for Initial Notes pursuant to the terms set forth in the Prospectus, except to the extent that the enforceability thereof may be limited
(y) by bankruptcy laws, insolvency laws or other similar laws generally affecting creditors' rights and (z) by equitable principles of general application.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus included therein under the heading "Legal Matters".

                                         Very truly yours,

                                     /s/ McGuire, Woods, Battle & Boothe, L.L.P.